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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 14, 2003, accompanying the financial statements included in the Annual Report of SCOLR, Inc. on form 10-KSB for the year ended December 31, 2002 and 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of SCOLR, Inc. on form S-8 (File No. 333-79343, effective May 26, 1999).



/s/ GRANT THORNTON LLP

Seattle, Washington
March 28, 2003